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                                                                       EXHIBIT 5

                           THOMPSON, HINE & FLORY LLP
                                ATTORNEYS AT LAW
                            2000 COURTHOUSE PLAZA NE
                                 P.O. BOX 8801
                                  937-443-6600
                               FAX: 937-443-6635

                                                                October 14, 1997

Dayton Superior Corporation
721 Richard Street
Miamisburg, OH 45342

Ladies and Gentlemen:

     Reference is made to the offering by certain shareholders of Dayton Superior Corporation, an Ohio corporation (the "Company"), of up to an aggregate of 1,492,604 Class A Common Shares, without par value (the "Shares"), pursuant to a Registration Statement on Form S-3 being filed under the Securities Act of 1933 (the "Registration Statement"). The Shares are comprised of an aggregate of 26,254 Shares (the "Issued Shares") that have been issued by the Company to Lloyd A. Rafalsky and 1,466,350 Shares (the "Conversion Shares") that may be issued by the Company to Ripplewood Holdings L.L.C. ("Ripplewood") upon the conversion of 1,466,350 Class B Common Shares, without par value, of the Company now owned by Ripplewood ("Class B Common Shares").

     As counsel for the Company, we have examined and are familiar with the Amended Articles of Incorporation of the Company (the "Amended Articles") and various corporate records and proceedings relating to the organization of the Company and the issuance of the Issued Shares and the Class B Common Shares which are convertible into the Conversion Shares. Based upon the foregoing and upon investigation of such other matters as we considered appropriate to permit us to render an informed opinion, it is our opinion that:

          1. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Ohio.

          2. The Shares are duly authorized.

          3. The Issued Shares are, and the Conversion Shares will be when issued upon conversion of the Class B Common Shares in accordance with the Amended Articles, validly issued, fully paid and nonassessable.

     This opinion is solely for your information in connection with the Registration Statement and is not to be quoted or otherwise referred to in any of your financial statements or public releases, filed with any governmental agency, or given to any other person without our prior written consent except as set forth below. This opinion may not be relied upon by any other person, or used by you for any other purpose, without our prior written consent.

     We consent to the use of this opinion as an Exhibit to the Registration Statement, and we consent to the reference to our firm under the caption "Legal Matters" in the Prospectus forming a part of the Registration Statement.

                                          Very truly yours,

                                          /s/     THOMPSON HINE & FLORY LLP